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                                                                       EXHIBIT 5

                     [LEAVY ROSENSWEIG & HYMAN LETTERHEAD]

                                          January 7, 1998

Century Communications Corp.
50 Locust Avenue
New Canaan, CT 06840

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), being filed by Century Communications Corp., a New Jersey corporation (the 'Company'), with the Securities and Exchange Commission (the 'Commission'). The Registration Statement relates to $500,000,000 aggregate principal amount of Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities (collectively, the 'Securities') of the Company. We also refer to (i) the Senior Indenture between the Company and First Trust of California, National Association, successor Trustee to Bank of America National Trust & Savings Association, as trustee, dated as of February 15, 1992, being incorporated by reference as Exhibit 4.1 of the Registration Statement, (ii) the Senior Subordinated Indenture, dated as of October 15, 1991, between the Company and Bank of Montreal Trust Company, as trustee, incorporated by reference as
Exhibit 4.2 of the Registration Statement, and (iii) the proposed form of the Subordinated Indenture between the Company and State Street Bank and Trust Company, as trustee, being incorporated by reference as Exhibit 4.3 of the Registration Statement (each of the Senior Indenture, Senior Subordinated Indenture and Subordinated Indenture being referred to herein individually as an 'Indenture' and each of the respective trustees thereunder being referred to herein as a 'Trustee').

     We have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that, assuming the due execution and delivery of each Indenture by the appropriate Trustee, upon the taking of appropriate further corporate action by the Company, the Securities will have been duly and validly authorized and, when duly executed, authenticated by the appropriate Trustee, issued and delivered against payment therefor at the price and in accordance with the terms set forth in the Prospectus that forms a part of the Registration Statement and the applicable supplement or supplements to such Prospectus, will have been duly and validly issued and will constitute valid and binding obligations of the Company in accordance with their terms.

     In giving the opinion set forth above, we have relied upon the opinion, dated of even date herewith, of Connell, Foley & Geiser (the 'Connell Opinion') as to all matters relating to the laws of the State of New Jersey. To the extent that the opinions set forth above are expressed in reliance upon the Connell Opinion, such opinions are subject to the qualifications and limitations expressed in the Connell Opinion.


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     We consent to the filing of this opinion as an Exhibit to the Registration
Statement and to the reference to this firm appearing under the caption 'Legal Matters' in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                          Very truly yours,
                                          /S/ LEAVY ROSENSWEIG & HYMAN
                                          Leavy Rosensweig & Hyman

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